Exhibit 10.1

EXECUTION VERSION

INCREMENTAL ASSUMPTION AGREEMENT

THIS INCREMENTAL ASSUMPTION AGREEMENT (this “Agreement”) dated and effective as of April 19, 2022 (the “Effective Date”), is among ELANCO ANIMAL HEALTH INCORPORATED, an Indiana corporation (the “Company”), ELANCO US INC., a Delaware corporation (together with the Company, collectively, the “Borrowers” and each, individually, a “Borrower”), THE SUBSIDIARY LOAN PARTIES party hereto, FARM CREDIT MID-AMERICA, PCA (“FCMA”) and each other person (if any) party hereto as a 2022 Incremental Term Lender (collectively, the “2022 Incremental Term Lenders” and each, individually, a “2022 Incremental Term Lender”) and GOLDMAN SACHS BANK USA (“Goldman Sachs”), as term facility agent (in such capacity, the “Term Loan Administrative Agent”).

Recitals:

A.            The Borrowers, the lenders party thereto, the Term Loan Administrative Agent, Goldman Sachs Bank USA, as collateral agent and security trustee, and JPMorgan Chase Bank, N.A., as revolving facility agent, have entered into that certain Credit Agreement dated as of August 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

B.            Pursuant to Section 2.21 of the Credit Agreement, the Borrowers have requested an Incremental Term Facility in an aggregate principal amount of $250,000,000.

C.            Subject to the terms and conditions set forth below, each 2022 Incremental Term Lender is willing to provide commitments in respect of such Incremental Term Facility, and each of the Term Loan Administrative Agent and each 2022 Incremental Term Lender have agreed to amend and supplement the Credit Agreement as specifically set forth herein in connection therewith.

In furtherance of the foregoing, the parties hereto agree as follows:

Section 1.       2022 Incremental Term Facility.

(a)            2022 Incremental Term Loan Commitments. Subject to the terms and conditions set forth herein, each 2022 Incremental Term Lender agrees to make a single term loan denominated in Dollars (each such term loan, a “2022 Incremental Term Loan”) to the Borrowers on the Funding Date (as defined below) in a principal amount not to exceed the commitment of such 2022 Incremental Term Lender as set forth on Schedule 1 attached hereto (such commitment, with respect to each 2022 Incremental Term Lender, its “2022 Incremental Term Loan Commitment”). Amounts of 2022 Incremental Term Loans borrowed hereunder that are repaid or prepaid may not be reborrowed.

(b)            Availability/Borrowing. The borrowing of the 2022 Incremental Term Loans shall be funded in a single draw made on a Business Day occurring on or after the Effective Date and on or prior to June 30, 2022 (such date, the “2022 Incremental Term Loan Commitment Termination Date” and the date of such borrowing, the “Funding Date”) and shall be (i) subject to the occurrence of the Effective Date and the satisfaction of each of the conditions set forth in Section 4.01 of the Credit Agreement and (ii) subject to a Borrower notifying the Term Loan Administrative Agent of such request electronically (A) in the case of a SOFR Borrowing, not later than 2:00 p.m., Local Time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing or (B) in the case of an ABR Borrowing, not later than 10:00 a.m. Local Time, on the Business Day of the proposed Borrowing. The written Borrowing Request (which shall be substantially in the form of Exhibit D-1 to the Credit Agreement with appropriate modifications to reflect the availability of Adjusted Term SOFR) shall specify the following information in compliance with Section 2.02 of the Credit Agreement: (1) the aggregate amount of such Borrowing, (2) the date of such Borrowing, which shall be a Business Day, (3) whether such Borrowing is to be a Term SOFR Borrowing or an ABR Borrowing, (4) in the case of a Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period” and (5) the location and number of the applicable Borrower’s account to which funds are to be disbursed; provided that (x) the parties hereto acknowledge and agree that the same Borrowing Minimum and Borrowing Multiple applicable to Eurocurrency Loans shall also be applicable to SOFR Term Loans and each reference in the Credit Agreement to such terms shall be deemed to apply to SOFR Term Loans and (y) that the Borrowers shall not be entitled to request any SOFR Borrowing that, if made, would result in more than 10 Eurocurrency Borrowings and SOFR Borrowings, in the aggregate, outstanding under all Term Facilities at any time. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term SOFR Borrowing, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 1(b), the Term Loan Administrative Agent shall advise each 2022 Incremental Term Lender of the details thereof and of the amount of such Incremental Term Lender’s Loan to be made as part of the requested Borrowing. The 2022 Incremental Term Loan Commitment of each 2022 Incremental Term Lender will terminate on the earlier of (i) 5:00 p.m. (Eastern time) on the 2022 Incremental Term Loan Commitment Termination Date and (ii) the occurrence of the Funding Date after giving effect to the funding of the 2022 Incremental Term Loans to occur on such date. The provisions of Section 2.06 of the Credit Agreement shall be applicable to the 2022 Incremental Term Loans with any reference therein to Eurocurrency Loans also applying to SOFR Term Loans.

(c)            Repayment of 2022 Incremental Term Loans. The Borrowers shall repay the 2022 Incremental Term Loans on the last day of each March, June, September and December of each year (commencing on December 31, 2022) and on April 19, 2029 (the “2022 Incremental Term Loan Maturity Date”) or, if any such date is not a Business Day, on the next preceding Business Day, in an aggregate principal amount of such 2022 Incremental Term Loans equal to (i) in the case of quarterly payments due prior to the 2022 Incremental Term Loan Maturity Date, an amount equal to 0.25% of the aggregate principal amount of the 2022 Incremental Term Loans outstanding immediately after the Funding Date and (ii) in the case of such payment due on the 2022 Incremental Term Loan Maturity Date, an amount equal to the then unpaid principal amount of such 2022 Incremental Term Loans outstanding.

(d)            Prepayment of 2022 Incremental Term Loans. The 2022 Incremental Term Loans shall be subject to the voluntary and mandatory prepayment provisions set forth in Sections 2.10 and 2.11 of the Credit Agreement and all prepayments thereof shall be made in accordance therewith (and, subject to the terms thereof, shall participate on a pro rata basis with the other Term Loans with respect to mandatory prepayments), except that references therein to Eurocurrency Loans shall be deemed to also apply to SOFR Term Loans.

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(e)            Interest.

(i)            The 2022 Incremental Term Loans shall bear interest at the ABR plus the Applicable Margin or the applicable Adjusted Term SOFR for the Interest Period in effect therefor plus the Applicable Margin, in each case as selected by the Borrowers in accordance with the terms hereof or the Credit Agreement, as applicable. Any 2022 Incremental Term Loan that is an ABR Term Loan (as defined herein) shall be deemed to be an ABR Term Loan as defined in the Credit Agreement and, except as otherwise provided in the definition of “ABR” set forth in this Agreement, subject to, and paid in accordance with, the provisions of the Credit Agreement in respect thereto (including, without limitation, Sections 2.13 through 2.17). The 2022 Incremental Term Loans comprising each SOFR Borrowing shall bear interest at the applicable Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin, and such interest shall be deemed to be interest payable under Section 2.13 of the Credit Agreement and subject to, and paid in accordance with, the provisions thereof (including, without limitation, subsections (c), (d) and (e) thereof), except that (A) the reference to Interest Payment Date set forth in Section 2.13(d)(i) of the Credit Agreement shall be deemed to include “Interest Payment Date” as defined herein and (B) in the event of any conversion of any SOFR Term Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. The applicable ABR, Adjusted Term SOFR or Term SOFR shall be determined by the Term Loan Administrative Agent, and such determination shall be conclusive absent manifest error.

(ii)            The provisions of Section 2.07 of the Credit Agreement shall be applicable to the 2022 Incremental Term Loans with any reference therein to Eurocurrency Loans also applying to SOFR Term Loans and each written Interest Election Request in respect thereof shall be substantially in the form of Exhibit E to the Credit Agreement with appropriate modifications to reflect the availability of Adjusted Term SOFR.

(f)            Inability to Determine Rates Subject to Section 1(k), if, prior to the first day of any Interest Period for any SOFR Term Loan, (i) the Term Loan Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “ Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or (ii) the Required Facility Lenders determine that for any reason in connection with any request for a SOFR Term Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Term Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Facility Lenders have provided notice of such determination to the Term Loan Administrative Agent, then, in either event, the Term Loan Administrative Agent will promptly so notify the Borrowers and each 2022 Incremental Term Lender. Upon notice thereof by the Term Loan Administrative Agent to the Borrowers, any obligation of the 2022 Incremental Term Lenders to make SOFR Term Loans, and any right of the Borrowers to continue SOFR Term Loans or to convert ABR Term Loans to SOFR Term Loans, shall be suspended (to the extent of the affected SOFR Term Loans or affected Interest Periods) until the Term Loan Administrative Agent (with respect to clause (ii), at the instruction of the Required Facility Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Term Loans (to the extent of the affected SOFR Term Loans or affected Interest Periods) or, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Term Loans in the amount specified therein and (ii) any outstanding affected SOFR Term Loans will be deemed to have been converted into ABR Term Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrowers shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 1(g). Subject to Section 1(k), if the Term Loan Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Term Loans shall be determined by the Term Loan Administrative Agent without reference to clause (c) of the definition of “ABR” until the Term Loan Administrative Agent revokes such determination.

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(g)            Compensation for Losses. In the event of (i) the payment of any principal of any SOFR Term Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any SOFR Term Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (iii) the failure to borrow (other than due to the default of the relevant Lender), convert, continue or prepay any SOFR Term Loan on the date specified in any notice delivered pursuant hereto, or (iv) the assignment of any SOFR Term Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 1(j)(ii), then, in any such event, the Borrowers shall compensate each 2022 Incremental Term Lender for any loss, cost and expense incurred by such 2022 Incremental Term Lender attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable (excluding loss of margin or anticipated profits). A certificate of any 2022 Incremental Term Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and the basis for determining such amount shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof. All references in the Credit Agreement to Section 2.16 of the Credit Agreement shall be deemed to include this Section 1(g) for purposes of addressing SOFR Term Loans, as appropriate.

(h)           Illegality.  If any 2022 Incremental Term Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted after the Effective Date that it is unlawful, for any 2022 Incremental Term Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any Governmental Authority has imposed material restrictions on the authority of such 2022 Incremental Term Lender to purchase or sell, or to take deposits of Dollars in the applicable interbank market then, upon notice thereof by such Lender to the Borrowers (through the Term Loan Administrative Agent) (an “Illegality Notice”), (i) any obligation of the 2022 Incremental Term Lenders to make SOFR Term Loans, and any right of the Borrowers to continue SOFR Term Loans or to convert ABR Term Loans to SOFR Term Loans, shall be suspended, and (ii) if such Illegality Notice asserts the illegality of such Lender making or maintaining ABR Term Loans, the interest rate on which is determined by reference to the Adjusted Term SOFR component of ABR, the interest rate on such ABR Term Loans shall, if necessary to avoid such illegality, be determined by the Term Loan Administrative Agent without reference to clause (c) of the definition of “ABR”, in each case until each affected Lender notifies the Term Loan Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, (x) the Borrowers shall, if necessary to avoid such illegality, upon demand from any 2022 Incremental Term Lender (with a copy to the Term Loan Administrative Agent), prepay or, if applicable, convert all SOFR Term Loans to ABR Term Loans (the interest rate on which ABR Term Loans shall, if necessary to avoid such illegality, be determined by the Term Loan Administrative Agent without reference to clause (c) of the definition of “ABR”), on the last day of the Interest Period therefor, if all affected 2022 Incremental Term Lenders may lawfully continue to maintain such SOFR Term Loans to such day, or immediately, if any 2022 Incremental Term Lender may not lawfully continue to maintain such SOFR Term Loans to such day, and (y) if such Illegality Notice asserts the illegality of such Lender determining or charging interest rates based upon Adjusted Term SOFR, the Administrative Agent shall during the period of such suspension compute ABR applicable to such Lender without reference to the Adjusted Term SOFR component thereof, in each case until the Term Loan Administrative Agent is advised in writing by each affected 2022 Incremental Term Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 1(g).

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(i)            Increased Costs.

(i)            Increased Costs Generally. Without limiting any other provisions of the Loan Documents applicable to Loans generally (including, without limitation, Section 2.15 of the Credit Agreement), if any Change in Law shall:

(A)            impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any 2022 Incremental Term Lender;

(B)            subject any 2022 Incremental Term Lender to any Tax with respect to any 2022 Incremental Term Loan or Loan Document (other than (1) Taxes indemnifiable under Section 2.17 of the Credit Agreement or (2) Excluded Taxes); or

(C)            impose on any 2022 Incremental Term Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or the Credit Agreement or 2022 Incremental Term Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any 2022 Incremental Term Loan or of maintaining its obligation to make any such 2022 Incremental Term Loan, or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(ii)            Certificates for Reimbursement. A certificate of a 2022 Incremental Term Lender setting forth the amount or amounts necessary to compensate such Lender as specified in paragraph (i) of this Section and delivered to the Borrowers, shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(iii)            Delay in Requests. Failure or delay on the part of any 2022 Incremental Term Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a 2022 Incremental Term Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

(j)            Mitigation Obligations; Replacement of Lenders.

(i)            Designation of a Different Lending Office. If any 2022 Incremental Term Lender requests compensation under Section 1(i) or delivers an Illegality Notice pursuant to Section 1(h), then such Lender shall (at the request of the Borrowers) use reasonable efforts to designate a different Lending Office for funding or booking its 2022 Incremental Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to Section 1(i) or mitigate the applicability of Section 1(h), as applicable, in the future, and (B) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any 2022 Incremental Term Lender in connection with any such designation or assignment.

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(ii)            Replacement of Lenders. If any 2022 Incremental Term Lender requests compensation under Section 1(i) or delivers an Illegality Notice pursuant to Section 1(h) and such Lender has declined or is unable to designate a different Lending Office in accordance with Section 1(j)(i) above, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Term Loan Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.04 of the Credit Agreement), all of its interests, rights (other than its existing rights to payments pursuant to Section 1(g) or Section 1(i)) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(A)            such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(B)            in the case of any such assignment resulting from a claim for compensation under Section 1(i) or payments required to be made pursuant to Section 1(h), such assignment will result in a reduction in such compensation thereafter; and

(C)            such assignment does not conflict with applicable law.

A 2022 Incremental Term Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

(k)            Benchmark Replacement Setting.

(i)            Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Term Loan Administrative Agent and the Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Term Loan Administrative Agent has posted such proposed amendment to all affected 2022 Incremental Term Lenders and the Borrowers so long as the Term Loan Administrative Agent has not received, by such time, written notice of objection to such amendment from 2022 Incremental Term Lenders comprising the Required Facility Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 1(k)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii)            Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Term Loan Administrative Agent will have the right, in consultation with the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

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(iii)            Notices; Standards for Decisions and Determinations. The Term Loan Administrative Agent will promptly notify the Borrowers and the 2022 Incremental Term Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Term Loan Administrative Agent will notify the Borrowers of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 1(k)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Term Loan Administrative Agent or, if applicable, any 2022 Incremental Term Lender (or group thereof) pursuant to this Section 1(k), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 1(k).

(iv)            Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Term Loan Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Term Loan Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Term Loan Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)            Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Term Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Term Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

(l)            Use of Proceeds. The proceeds of the 2022 Incremental Term Loan shall be used solely by the Borrowers to repay existing senior unsecured notes of the Borrowers and/or outstanding amounts under the Revolving Facility.

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(m)            2022 Incremental Term Facility. Each of the parties hereto acknowledges and agrees that (i) the 2022 Incremental Term Facility is an “Incremental Term Facility” established as a separate and distinct “Class” and “Facility” of “Other Term Loans” pursuant to Section 2.21 of the Credit Agreement, (ii) the 2022 Incremental Term Loan Commitments are “Incremental Term Loan Commitments” under the Credit Agreement, (iii) the 2022 Incremental Term Loans are “Incremental Term Loans” under the Credit Agreement and, as a result thereof, are “Term Loans” and “Loans” under the Credit Agreement (including, without limitation, for purposes of the definition of “Loan Obligations” and “Required Prepayment Lenders”), (iv) each Borrowing (as defined herein) shall be deemed to be a “Borrowing” under the Credit Agreement and, except as otherwise provided in the definition of “Borrowing” set forth in this Agreement or as expressly provided herein, subject to the provisions of the Credit Agreement in respect thereto, (v) Adjusted Term SOFR (as defined herein) shall be deemed to be a “Rate” under the Credit Agreement and, except as otherwise expressly provided herein, subject to the provisions of the Credit Agreement in respect thereto, (vi) each Interest Period (as defined herein) shall be deemed to be an “Interest Period” under the Credit Agreement and, except as otherwise expressly provided herein, subject to the provisions of the Credit Agreement in respect thereto, (vii) the 2022 Incremental Term Loan Commitments, the 2022 Incremental Term Loans and all obligations in respect thereof are secured by the Security Documents, are guaranteed by the Subsidiary Guarantee Agreement and rank pari passu in right of payment and security with all of the other Obligations under the Credit Agreement, (viii) except as otherwise expressly provided herein, are subject to the same terms as the other Term Loans under the Credit Agreement and (ix) this Agreement is an “Incremental Assumption Agreement” under the Credit Agreement and, as a result thereof, a “Loan Document” under the Credit Agreement. In addition, each of the parties hereto acknowledges and agrees that FCMA has acted as the sole lead arranger and sole bookrunner with respect to the 2022 Incremental Term Facility and, as a result thereof, from and after the Effective Date, FCMA shall be an “Arranger” under the Credit Agreement and entitled to the benefits that such designation provides under the Loan Documents (including, without limitation, for purposes of Sections 8.11, 9.05 and 9.21 of the Credit Agreement).

(n)            Waivers; Amendment. Pursuant to Section 9.08(e) of the Credit Agreement, each of the parties hereto acknowledges and agrees that, notwithstanding anything in the Credit Agreement (including, without limitation, Section 9.08) to the contrary, (i) when determining “Required Lenders” at any time prior to the funding of the 2022 Incremental Term Loans, the unused portion of the 2022 Incremental Term Loan Commitments shall be included in such determination in the same manner as Available Unused Commitments and (ii) neither Section 2 below nor any provision of this Agreement or the Credit Agreement relating to the funding of the 2022 Incremental Term Loans may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers, the Term Loan Administrative Agent and each of the 2022 Incremental Term Lenders.

(o)            Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect for such day plus 0.50%, (b) the Prime Rate in effect on such day and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, respectively.

“ABR Borrowing” means, as to any Borrowing, the ABR Term Loans comprising such Borrowing.

“ABR Term Loan” means any 2022 Incremental Term Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions hereof.

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“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Applicable Margin” means, with respect to the 2022 Incremental Term Loans, for any day, 1.75% per annum in the case of any SOFR Term Loan and 0.75% per annum in the case of any ABR Term Loan.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 1(k)(iv).

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1(k)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Term Loan Administrative Agent and the Borrowers giving due consideration to any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Term Loan Administrative Agent and the Borrowers giving due consideration to any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)            in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

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(b)            in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

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“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1(k) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1(k).

“Borrowing” shall mean a group of 2022 Incremental Term Loans of a single Type, and made on a single date to any Borrower and, in the case of SOFR Term Loans, as to which a single Interest Period is in effect.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 1(g) and other technical, administrative or operational matters) that the Term Loan Administrative Agent decides, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Term Loan Administrative Agent in a manner substantially consistent with market practice (or, if the Term Loan Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Term Loan Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Term Loan Administrative Agent decides, in consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Floor” means a rate of interest equal to 0.00%.

“Interest Payment Date” means, (a) as to any ABR Term Loan, the last Business Day of each March, June, September and December and the Maturity Date and with respect to any SOFR Term Loan, (a) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and (b) in the case of a SOFR Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” means, as to any SOFR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 3 or 6 months thereafter, as the Borrowers may elect; provided, however, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the applicable Maturity Date and (iv) no tenor that has been removed from this definition pursuant to Section 1(k)(iv) shall be available for specification in the applicable Borrowing Request or Interest Election Request; provided further, that in connection with the initial funding of the 2022 Incremental Term Loans, the Borrower may elect that the Interest Period applicable to such 2022 Incremental Term Loans match the Interest Period then in effect for the 2021 Incremental Term Loans. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

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“Required Facility Lenders” means, at any time, 2022 Incremental Term Lenders having (a) 2022 Incremental Term Loans outstanding and/or (b) unused 2022 Incremental Term Loan Commitments that, taken together, represent more than 50% of the sum of (1) all 2022 Incremental Term Loans outstanding and/or (2) the total unused 2022 Incremental Term Loan Commitments at such time; provided, that the 2022 Incremental Term Loans and unused 2022 Incremental Term Loan Commitments of any Defaulting Lender shall be disregarded in determining Required Facility Lenders at any time.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Term Loans comprising such Borrowing.

“SOFR Term Loan” means any 2022 Incremental Term Loan bearing interest at a rate based on Adjusted Term SOFR in accordance with the terms hereof, other than pursuant to clause (c) of the definition of “ABR”.

“Term SOFR” means,

(a)            for any calculation with respect to a SOFR Term Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

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(b)            for any calculation with respect to an ABR Term Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR SOFR Determination Day.

“Term SOFR Adjustment” means, for any calculation with respect to an ABR Term Loan or a SOFR Term Loan, a percentage per annum as set forth below for the applicable Type of such Loan and (if applicable) Interest Period therefor:

ABR Term Loans:

0.10%

SOFR Term Loans:

Interest Period	Percentage
One month	0.10%
Three months	0.15%
Six months	0.25%

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Term Loan Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

The amendments to the Credit Agreement are limited to the extent specifically set forth in this Section 1 and no other terms, covenants or provisions of the Loan Documents are intended to be affected hereby.

Section 2.           Certain Farm Credit Matters.

(a)            Waiver of Borrower’s Rights Under Farm Credit Law.  Each Borrower acknowledges and agrees that, to the extent the provisions of the Agricultural Credit Act of 1987, including, without limitation, 12 U.S.C. §§ 2199 through 2202e, and the implementing Farm Credit Administration regulations, 12 C.F.R. § 617.7000, et seq. (collectively, the “Farm Credit Law”) apply to a Borrower or to the transactions contemplated by this Agreement, the Credit Agreement or the other Loan Documents, each Borrower hereby irrevocably waives, relinquishes and agrees not to assert at any time any and all rights that such Borrower may be afforded under the Farm Credit Law (“Borrower Rights”), including but not limited to all statutory or regulatory rights of a borrower to disclosure of effective interest rates, differential interest rates, review of credit decisions, distressed loan restructuring, and rights of first refusal. Each Borrower acknowledges and agrees that the waiver of Borrower Rights provided by this Section 2(a) is knowingly and voluntarily made after each Borrower has consulted with legal counsel of its choice and has been represented by counsel of its choice in connection with the negotiation of this Agreement and the waiver of Borrower Rights set forth in this Section 2(a). Each Borrower acknowledges that its waiver of Borrower Rights set forth in this Section 2(a) is based on its recognition that such waiver is material to induce the Agents and the Lenders to participate in the extensions of credit contemplated by this Agreement, the Credit Agreement and the other Loan Documents and to provide extensions of credit to the Borrowers. Nothing contained in this Section 2(a), nor the delivery to any Borrower of any summary of any rights under, or any notice pursuant to, the Farm Credit Law shall be deemed to be, or be construed to indicate the determination or agreement by any Borrower, any Agent or any Lender that the Farm Credit Law, or any rights thereunder, are or will be applicable to any Borrower or to the transactions contemplated by this Agreement, the Credit Agreement and the other Loan Documents. It is the intent of each Borrower that the waiver of Borrower Rights contained in this Section 2(a) complies with and meets all requirements of 12 C.F.R. § 617.7010(c).

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(b)            Farm Credit Equity and Eligibility.

(i)            So long as a Farm Credit System Institution (as defined below) is a Lender under the Credit Agreement, each Borrower will acquire equity in such Farm Credit System Institution in such amounts and at such times as such Farm Credit System Institution may require in accordance with such Farm Credit System Institution’s Bylaws and Capital Plan (or their equivalent) (as each may be amended from time to time), except that the maximum amount of equity that such Borrower shall be required pursuant to this sentence to purchase in such Farm Credit System Institution in connection with the Loans made by such Farm Credit System Institution shall not exceed the maximum amount required by the Bylaws and the Capital Plan (or the equivalent) on the Effective Date (or such other date that such Farm Credit System Institution initially becomes a Lender, as applicable), and at all times maintain its eligibility to be a borrower of loans from a Farm Credit System Institution. Each Borrower acknowledges receipt of documents from each Farm Credit System Institution that describe the nature of such Borrower’s cash patronage, stock and other equities in such Farm Credit System Institution acquired in connection with its patronage loan from such Farm Credit System Institution (the “Farm Credit Equities”) as well as capitalization requirements, and agrees to be bound by the terms thereof. As used herein, “Farm Credit System Institution” means any farm credit bank, any federal land bank association, agricultural credit association, federal land credit association, any production credit association, the banks for cooperatives, and such other institutions as may be subject to regulation by the Farm Credit Administration, including, without limitation, any federally-chartered Farm Credit System lending institution organized under the Farm Credit Act of 1971, as the same may be amended or supplemented from time to time.

(ii)            Each party hereto acknowledges and agrees that each Farm Credit System Institution’s Bylaws and capital plans (or their equivalent) (as each may be amended from time to time) shall govern (A) the rights and obligations of the parties with respect to the Farm Credit Equities and any patronage refunds or other distributions made on account thereof or on account of any Borrower’s patronage with such Farm Credit System Institution, (B) any Borrower’s eligibility for patronage distributions from such Farm Credit System Institution (in the form of Farm Credit Equities and cash) and (C) patronage distributions, if any, in the event of a sale of a participation interest. Each Farm Credit System Institution reserves the right to assign or sell participations in all or any part of its Commitments or outstanding Loans hereunder on a non-patronage basis.

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(iii)            Each party hereto further acknowledges and agrees that each Farm Credit System Institution has a statutory first lien pursuant to the Farm Credit Act of 1971, as the same may be amended or supplemented from time to time, on all Farm Credit Equities that any Borrower may now own or hereafter acquire, which statutory lien shall be for such Farm Credit System Institution’s sole and exclusive benefit. The Farm Credit Equities shall not constitute security for the Obligations due to any other party hereto. Neither the Farm Credit Equities nor any accrued patronage shall be offset against the Obligations except that, in the event of an Event of Default, a Farm Credit System Institution may elect, solely at its discretion, to apply the cash portion of any patronage distribution or retirement of equity to amounts owed to such Farm Credit System Institution under this Agreement, whether or not such amounts are currently due and payable. Each Borrower acknowledges that any corresponding tax liability associated with such application is the sole responsibility of such Borrower. No Farm Credit System Institution shall have any obligation to retire any Farm Credit Equities upon any Event of Default, Default or any other default by any Borrower or any other Loan Party, or at any other time, either for application to the Obligations or otherwise.

Section 3.          Incremental Term Lender Joinder. By its execution of this Agreement, each 2022 Incremental Term Lender hereby acknowledges, agrees and confirms that, on and after the Effective Date:

(a)            it will be deemed to be a party to the Credit Agreement as a “Lender” and an “Incremental Term Lender” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the obligations of, and shall be entitled to the benefits of, a Lender and an Incremental Term Lender under the Credit Agreement, all with the same force and effect as if it had executed the Credit Agreement;

(b)            it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and become a Lender and an Incremental Term Lender under the Credit Agreement;

(c)            it will independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;

(d)            it appoints and authorizes the Term Loan Administrative Agent and Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to such Agent by the terms of the Credit Agreement, together with such powers as are reasonably incidental thereto; and

(e)            it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Section 4.         Conditions Precedent. The effectiveness of this Agreement and the amendments and other agreements contemplated hereby is subject to the satisfaction of each of the following conditions precedent:

(a)            Documentation. The Term Loan Administrative Agent and the 2022 Incremental Term Lenders shall have received each of the following (each in form and substance reasonably satisfactory to them):

(i)            this Agreement, duly executed and delivered by the Borrowers, the Subsidiary Loan Parties, the Term Loan Administrative Agent and the 2022 Incremental Term Lenders;

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(ii)            to the extent requested by any 2022 Incremental Term Lender, a Note evidencing the 2022 Incremental Term Loans of such Incremental Term Lender, duly executed and delivered by the Borrowers;

(iii)           a certificate executed by a Responsible Officer of each Borrower dated as of the Effective Date and certifying as to the satisfaction of the conditions set forth in Section 4(d) and (e) below;

(iv)            a written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, as special New York and Delaware counsel for the Loan Parties, and Faegre Drinker Biddle & Reath LLP, as special Indiana counsel for the Company and Elanco International, Inc., an Indiana corporation, (A) dated the Effective Date, (B) addressed to each Issuing Bank, the Administrative Agents, the Collateral Agent and the Lenders on the Effective Date and (C) covering such matters relating to this Agreement and the other Loan Documents as the Term Loan Administrative Agent and the 2022 Incremental Term Lenders shall reasonably request;

(v)            a certificate of the Secretary, Assistant Secretary, Director or similar officer of each Loan Party (other than each Australian Loan Party) dated as of the Effective Date and certifying:

(A)            a copy of the memorandum, certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, (1) in the case of a corporation, certified (to the extent available in any non-U.S. jurisdiction) as of a recent date by the Secretary of State (or other similar official or Governmental Authority in the case of any Loan Party organized outside the United States of America) of the jurisdiction of its organization, or (2) otherwise certified by the Secretary, Assistant Secretary, Director or similar officer of such Loan Party or other person duly authorized by the constituent documents of such Loan Party;

(B)            with the exception of any English Loan Party, German Loan Party or a Swiss Loan Party, a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of such Loan Party as of a recent date from such Secretary of State (or other similar official or Governmental Authority in the case of any Loan Party organized outside the United States of America);

(C)            that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement, constitution or other equivalent constituent and governing documents) (to the extent such concept or a similar concept exists under the laws of such Loan Party’s jurisdiction of formation) of such Loan Party as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (D) below;

(D)            that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (other than a German Loan Party unless required by law) (or its managing general partner or managing member), and, if required by law or customary in the jurisdiction of incorporation of such Loan Party (including, without limitation, England, Germany and Switzerland), the shareholders and other relevant corporate body, approving the 2022 Incremental Term Facility, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to be executed by such Loan Party in connection with this Agreement and, in the case of the Borrowers, the borrowings under the 2022 Incremental Term Facility, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Effective Date;

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(E)            as to the incumbency and specimen signature of each officer executing this Agreement or any other Loan Document or any other document delivered in connection herewith on behalf of such Loan Party;

(F)            that attached thereto is a true and complete copy of the companies register or commercial register, list of shareholders and the rules of procedure of any corporate body of such Loan Party (in each case, to the extent such concept or a similar concept exists under the laws of such Loan Party’s jurisdiction of formation and delivery of such document in a formalities certificate is customary in the relevant jurisdiction) of such Loan Party as in effect as at the Effective Date; and

(G)            except for any German Loan Party, confirming that, subject to the guarantee limitations set out in the Credit Agreement, borrowing or guaranteeing or securing (as appropriate) the Commitments (including the 2022 Incremental Term Commitments) would not cause any borrowing, guarantee, security or other similar limit binding on it to be exceeded;

(vi)            in respect of each Australian Loan Party, (x) ASIC company extracts and Australian PPS Register searches in relation to such Australian Loan Party and (y) a verification certificate dated as of the Effective Date and signed by a director of such Australian Loan Party, (A) certifying the following items: (1) a copy of the constitution (or other equivalent constituent and governing documents) of such Australian Loan Party, (2) a copy of a true, complete and up-to-date extract board resolutions (or equivalent) approving the entry by such Australian Loan Party into this Agreement, (3) a copy of a true, complete and up-to-date shareholders’ resolutions (or equivalent) approving the resolutions referred to under (2) (if required), (4) any power of attorney under which such Australian Loan Party is signing this Agreement (if applicable) and (5) a true and complete specimen of signatures for each of the directors or authorized signatories of such Australian Loan Party authorized by the extract board resolutions (or equivalent) referred to above to execute this Agreement and otherwise be appointed for the purposes of this Agreement and other Loan Documents and (B) confirming that: (1) such Australian Loan Party is solvent and (2) such Australian Loan Party is not prevented by Chapter 2E of the Australian Corporations Act from entering into this Agreement; and

(vii)            (A) with respect to each such Mortgaged Property located in the United States of America, the Flood Documentation as the Term Loan Administrative Agent or FCMA may reasonably request and (B) except to the extent permitted to be delivered pursuant to Section 5(b) below, such additional customary documents and filings (including amendments to the Mortgages and other Security Documents and title date-down and modification endorsements) as the Term Loan Administrative Agent may reasonably request to assure that the 2022 Incremental Term Loans are secured by the Collateral ratably with the then-existing Term Loans and Revolving Facility Loans.

(b)            Farm Credit Equities. The Borrowers shall have made at least the minimum equity investment in FCMA as required by Section 2(b) above.

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(c)            Fees and Expenses. The Borrowers shall have paid (i) all fees due and payable on the Effective Date pursuant to that certain engagement letter (the “Engagement Letter”) dated as of March 21, 2022 between FCMA and the Borrowers, (ii) all expenses of FCMA required to be reimbursed in connection herewith pursuant to the Engagement Letter and (iii) all fees and expenses of the Term Loan Administrative Agent required to be reimbursed in connection herewith pursuant to the Credit Agreement.

(d)            Representations and Warranties. The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of the date hereof (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect,” in which case such representations and warranties shall be true and correct in all respects as of the date hereof), in each case, with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect,” in which case such representations and warranties shall be true and correct in all respects as of such earlier date)).

(e)            No Default or Event of Default. No Event of Default or Default shall have occurred and be continuing, nor will an Event of Default or Default occur as a result of this Agreement or the incurrence of the Indebtedness contemplated hereby.

(f)            KYC, USA PATRIOT Act, Etc. The Term Loan Administrative Agent and the 2022 Incremental Term Lenders shall have received all documentation and other information required by Section 3.25 of the Credit Agreement no later than three (3) business days in advance of the Effective Date, to the extent such information has been requested not less than ten (10) days prior to the Effective Date. Upon the reasonable request of any 2022 Incremental Term Lender made at least ten (10) days prior to the Effective Date, the Borrowers shall have provided to such 2022 Incremental Term Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the USA PATRIOT Act, Beneficial Ownership Certification and the Canada PCTFA, in each case at least three (3) business days prior to the Effective Date (including, without limitation, a Beneficial Ownership Certification for any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation).

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Section 5.         Post-Closing Obligations. Each relevant Loan Party shall deliver, or cause to be delivered, to the Term Loan Administrative Agent and FCMA, each in form and substance reasonably satisfactory to them:

(a)            as soon as reasonably practicable, but in no event later than thirty (30) days after the Effective Date (or such longer period as agreed to by the Term Loan Administrative Agent and FCMA):

(i)            junior ranking share pledge agreement(s) governed by German law over all the shares in Lohmann Animal Health GmbH, Bayer Animal Health GmbH, Elanco Deutschland GmbH and KVP Pharma+Veterinär Produkte GmbH;

(ii)            junior ranking account pledge agreement governed by German law over bank accounts by Elanco GmbH, Elanco Deutschland GmbH, Lohmann Animal Health GmbH, Bayer Animal Health GmbH and KVP Pharma+Veterinär Produkte GmbH as pledgors;

(iii)            junior ranking intellectual property pledge agreement governed by German law over intellectual property by Lohmann Animal Health GmbH and Bayer Animal Health GmbH as pledgors;

(iv)            security confirmation agreement(s) governed by German law in relation to the existing global assignment agreement by Elanco GmbH, Elanco Deutschland GmbH, Lohmann Animal Health GmbH, Bayer Animal Health GmbH and KVP Pharma+Veterinär Produkte GmbH as assignors, the existing security transfer agreement by Lohmann Animal Health GmbH, Bayer Animal Health GmbH and KVP Pharma+Veterinär Produkte GmbH as transferors and the existing security purpose agreement in relation to land charges by Lohmann Animal Health GmbH and KVP Pharma+Veterinär Produkte GmbH as chargors, each dated December 21, 2020;

(v)            a security confirmation agreement governed by Swiss law to be entered into between Elanco International, Inc., Elanco Tiergesundheit AG, Elanco Financing SA and Elanco Europe GmbH as Security Providers, and Goldman Sachs Bank USA as Collateral Agent, in respect of security confirmation of, inter alia, the security interests granted under the existing Swiss Security Documents; and

(vi)            customary legal opinions from Homburger AG, legal advisor to the Loan Parties, and from Walder Wyss AG, legal advisor to the Term Loan Administrative Agent and the other Lenders, in each case, as to Swiss law, addressed to each Issuing Bank, the Administrative Agents, the Collateral Agent and the Lenders and covering capacity and enforceability matters, respectively, which shall be in form and substance reasonably satisfactory to the Term Loan Administrative Agent and FCMA; and

(b)            as soon as reasonably practicable, but in no event later than ninety (90) days after the Effective Date (or such longer period as agreed to by the Term Loan Administrative Agent and FCMA), such amendments to the Mortgages and title date-down and modification endorsements as the Term Loan Administrative Agent and FCMA may reasonably request to assure that the 2022 Incremental Term Loans are secured by the Collateral ratably with the then-existing Term Loans and Revolving Facility Loans.

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Section 6.         Representations and Warranties. In order to induce the Term Loan Administrative Agent and the 2022 Incremental Term Lenders to enter into this Agreement, each Loan Party represents and warrants to the Term Loan Administrative Agent and each 2022 Incremental Term Lender as follows:

(a)            The representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect,” in which case such representations and warranties are true and correct in all respects as of the date hereof), in each case, with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects as of such earlier date (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect,” in which case such representations and warranties are true and correct in all respects as of such earlier date)).

(b)            No Event of Default or Default has occurred and is continuing, nor will an Event of Default or Default occur as a result of this Agreement or the incurrence of the Indebtedness contemplated hereby.

(c)            This Agreement has been duly authorized, executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party, in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, arrangement, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

Section 7.         Miscellaneous.

(a)            Ratification and Confirmation of Loan Documents. Each Loan Party hereby consents, acknowledges and agrees to the amendments and other agreements set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which such Loan Party is a party (including, without limitation, the continuation of such Loan Party’s payment and performance obligations thereunder and the continuation and extension of the liens and security interests granted by such Loan Party thereunder), in each case after giving effect to the amendments and other agreements contemplated hereby. Other than as expressly provided for in this Agreement, the rights and obligations under the Credit Agreement and each other Loan Document are not affected by the execution of this Agreement and the transactions contemplated by this Agreement and the Credit Agreement and each other Loan Document to which any Loan Party is a party prior to the Effective Date continues in full force and effect and continues to secure all amounts owing to any Lender, despite the execution of this Agreement or any other document, the transactions contemplated by this Agreement and/or any other document. Nothing in this Agreement (i) affects the validity or enforceability of any Loan Document; (ii) prejudices or adversely affects any right, power, authority, discretion or remedy arising under the Loan Documents other than as expressly stated by the terms of this Agreement; and/or (iii) discharges, releases or otherwise affects any liability or obligation arising under any Loan Document other than as expressly stated by this Agreement.

(b)            Fees and Expenses. Without limiting the generality of Section 4(d) above or the Engagement Letter, the Borrowers shall pay all reasonable out-of-pocket costs and expenses of the Term Loan Administrative Agent and FCMA in connection with the preparation, negotiation, execution, and delivery of this Agreement and any other documents prepared in connection herewith, including, without limitation, reasonable legal fees and expenses.

(c)            Headings. Section and subsection headings in this Agreement are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

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(d)            Governing Law; Jurisdiction; Consent to Jurisdiction. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW. Section 9.15 of the Credit Agreement is hereby incorporated by reference with respect to each Loan Party as if set forth fully herein, mutatis mutandis.

(e)            WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(e).

(f)            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 4. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties executing this Agreement through electronic means represents and warrants to the other parties that it has the corporate capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

(g)            Entire Agreement. This Agreement, the other Loan Documents and the Engagement Letter, constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

(h)            Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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(i)            Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party and all covenants, promises and agreements by or on behalf of any party hereto that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.

(j)            Direction to Execute. Each 2022 Incremental Term Loan Lender authorizes and directs Goldman Sachs, as Term Loan Administrative Agent, to execute this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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The following parties have caused this Agreement to be executed as of the date first written above.

BORROWERS:

ELANCO ANIMAL HEALTH INCORPORATED

By:	/s/ David Pugh

Name:	David Pugh
Title:	Treasurer

ELANCO US INC.

By:	/s/ David Pugh

Name:	David Pugh
Title:	Treasurer

SUBSIDIARY LOAN PARTIES:

ELANCO INTERNATIONAL, INC.
ELANCO MISSOURI INC.

By:	/s/ David Pugh

Name:	David Pugh
Title:	Treasurer

LOHMANN ANIMAL HEALTH INTERNATIONAL, INC.

By:	/s/ David Pugh

Name:	David Pugh
Title:	Assistant Treasurer

KINDRED BIOSCIENCES, INC.
CENTAUR BIOPHARMACEUTICAL SERVICES, INC.
KINDREDBIO EQUINE, INC.

By:	/s/ David Pugh

Name:	David Pugh
Title:	President and Treasurer

INCREMENTAL ASSUMPTION AGREEMENT

Signature Page

ELANCO CANADA LIMITED

By:	/s/ Michelle McCotter

Name:	Michelle McCotter
Title:	Director

ELANCO DEUTSCHLAND GMBH

By:	/s/ Liska Vehling

Name:	Liska Vehling
Title:	Managing Director

ELANCO GMBH

By:	/s/ Stefan Gebauer

Name:	Stefan Gebauer
Title:	Managing Director

LOHMANN ANIMAL HEALTH GMBH

By:	/s/ Luise Gryschok

Name:	Luise Gryschok
Title:	General Manager

BAYER ANIMAL HEALTH GMBH

By:	/s/ Liska Vehling

Name:	Liska Vehling
Title:	Managing Director

INCREMENTAL ASSUMPTION AGREEMENT

Signature Page

KVP PHARMA+VETERINÄR PRODUKTE GMBH

By:	/s/ Frederic Rohmer

Name:	Frederic Rohmer
Title:	General Manager

ELANCO EUROPE GMBH

By:	/s/ Olivier Henri Georges Froelich

Name:	Olivier Henri Georges Froelich
Title:	Managing Officer and Chairman of the Management Board

ELANCO TIERGESUNDHEIT AG

By:	/s/ Olivier Henri Georges Froelich

Name:	Olivier Henri Georges Froelich
Title:	Chairman of the Board of Directors

ELANCO FINANCING SA

By:	/s/ Olivier Henri Georges Froelich

Name:	Olivier Henri Georges Froelich
Title:	Member of the Board of Directors

ELANCO UK AH LIMITED

By:	/s/ Christopher Lewis

Name:	Christopher Lewis
Title:	Director

INCREMENTAL ASSUMPTION AGREEMENT

Signature Page

Executed by Elanco Australia Holding Pty Limited in accordance with section 127 of the Corporations Act 2001 (Cth) by:
/s/ Gert Hendrik Van Der Walt	/s/ Ahmad Zoabi

Signature of director Gert Hendrik Van Der Walt	Signature of director/secretary Ahmad Zoabi
Name of director (print)	Name of director/secretary (print)

Executed by Elanco Australasia Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by:
/s/ Gert Hendrik Van Der Walt	/s/ Ahmad Zoabi

Signature of director Gert Hendrik Van Der Walt	Signature of director/secretary Ahmad Zoabi
Name of director (print)	Name of director/secretary (print)

INCREMENTAL ASSUMPTION AGREEMENT

Signature Page

GOLDMAN SACHS BANK USA, as Term Loan Administrative Agent

By:	/s/ Douglas Tansey

Name:	Douglas Tansey
Title:	Authorized Signatory

INCREMENTAL ASSUMPTION AGREEMENT

Signature Page

FARM CREDIT MID-AMERICA, PCA, as a 2022 Incremental Term Lender

By:	/s/ Brian J. Klatt

Name:	Brian J. Klatt
Title:	Regional Vice President

INCREMENTAL ASSUMPTION AGREEMENT

Signature Page

SCHEDULE 1

2022 Incremental Term Loan Commitments

2022 Incremental Term Lender	2022 Incremental Term Loan Commitment
Farm Credit Mid-America, PCA	$250,000,000.00
Total	$250,000,000.00